UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported) July 30, 2003

THE INTERNATIONAL WHITE TEA COMPANY
(Exact name of small business issuer in its charter)
Nevada	333-87200	58-2554298
( State or other jurisdiction of incorporation )	(Commission file number)	(I.R.S. Employer Identification No.)

5836 So. Pecos Road, Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (702) 948-6490
M.C.F.T.Y. NATIONAL
4894 Lone Mountain Road, Las Vegas, NV 89130
(Former name, former address and former fiscal year, if changed since last report)

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References in this document to "us," "we," "the Corporation," or "the Company" refer to The International White Tea Company.

Item 1. Changes in Control of Registrant.

(a) Changes in Control.

Due to the opportunity presented by M.C.F.T.Y. National's (hereinafter "M.C.F.T.Y.") original incorporator, Michael J. Daniels, to manufacture and market a new white tea beverage, management believed it would be in the best interests of M.C.F.T.Y. to pursue the opportunity and to install a new management team with experience in beverage production. On July 30, 2003, M.C.F.T.Y. held a special meeting of the Shareholders to approve a name change (see Item 5, below) and to install a new slate of officers and directors.

At the July 30, 2003 Special Board Meeting, Diane J. Harrison, acknowledging that this opportunity would be in the best interests of M.C.F.T.Y., tendered her resignation as Director, leaving a vacant board. Under the By-Laws of M.C.F.T.Y. National, the Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies, but any such election shall require the consent of a majority of the outstanding shares entitled to vote. Accordingly, at the Special Board Meeting, a majority of the outstanding shares were present and a motion nominating a new slate of officers and directors was duly made and seconded. Each of the officers and directors so nominated accepted their position. The following is the list of the officers and directors so accepting and their backgrounds.

-Lori J. Kwoka, President. Ms. Kwoka received her B.S. degree from Rutgers University. She is a member of the American Production and Inventory Control Society, American Management Association, and the National Association of Female Executives. Ms. Kwoka began her career as a conservationist with the USDA. She progressed to project manager with Seacrest Inc. and then made the move to Long Life Teas in 1990. During her more than thirteen years at Long Life, Ms. Kwoka created and implemented an MRP program to support manufacturing resulting in a forty percent (40%) increase in inventory turns from 4 to 5.6. Her specific accomplishments include developing and launching ready to drink beverage lines generating a fifteen percent (15%) increase in sales, the restructuring of the division increasing gross margins four percent (4%), and building and implementing a strategic plan to increase division value and position the division for sale. Ms. Kwoka has demonstrated the ability to successfully lead the rapid growth of a business from concept to implementation. She has specific knowledge and is familiar with cGMP's in food and beverage manufacturing, organic processing requirements and certification, and kosher certification. Ms. Kwoka has demonstrated a hands on leadership style and has a comprehensive network of contacts in the natural foods/organic industry that can be leveraged to generate business and recruit staff.

- Gerald G. Brown, Chief Communications Officer/Treasurer/Director. Mr. Brown holds a B.A. degree from Amherst College in Massachusetts. He began his career in 1997 performing on Broadway with Rex Harrison. He has extensive experience in production, hosting, and writing nationally syndicated programs as well as being a broadcast meteorologist. Mr. Brown has highly developed communication and on-camera skills that will be utilized by the Company for public relations opportunities. His hosting of several nationally syndicated programs has allowed Mr. Brown to maintain critical contacts in the broadcast industry that will prove valuable to the Company.

- George Freedman, Secretary. Mr. Freedman received his B.S. degree from the Massachusetts College of Pharmacy. Mr. Freedman retired from the military with the rank of Major. He served as the Chief Pharmacist at the Veterans Hospital in Bedford, Massachusetts. For almost forty years he served in a consultant capacity to various major chemical companies on product development. He is a member of the American Society of Consultant Pharmacists and in 1975 he received the George F. Archumbault award for outstanding service in the installation of unit dose systems in hospitals and nursing homes. Mr. Freedman has conducted 49 seminars in 29 states on Unit Dose Dispensing and Hospital Pharmacy Space Planning, sponsored by the Hill-Burton Program (1969 - 1971). He was also the featured speaker at National Meetings of the American Pharmaceutical Association, American Society of Hospital Pharmacists, American Society of Consultant Pharmacists, NABP, American Hospital Association, and over 50 state and local Pharmacy organizations, speaking primarily on Unit Dose dispensing and distribution in hospitals and long term care facilities.

The following table provides a breakdown of the individuals who acquired shares in our Company, the basis for those shares, and the change in control.

Name of Person	Amount & Source of Consideration	Basis of Control	Date of Transaction and Description	Percent of Securities Now Owned	From Whom Control Assumed
Lori J. Kwoka		President/ Director	July 30, 2003		Diane J. Harrison
			Duly elected at Special Board Meeting
BWC Enterprises LLC (1)	$500 CASH for 50,000 shares at $0.01 per share		August 18, 2003	1.84%	Diane J. Harrison (2)
			Special Board Meeting wherein shareholders sold shares and primary offering was closed
	150,000 Treasury Shares for services to be rendered		August 18, 2003
			Special Board Meeting (see above)
Gerald G. Brown	$20,000 CASH for 500,000 shares at $0.04 per share	Treasurer/ Director	July 30, 2003	4.61%	Diane J. Harrison (2)
			Duly elected at Special Board Meeting
George Freedman		Secretary/ Director	July 30, 2003	40.66%	Devone Desoto
			Duly elected at Special Board Meeting
	$12,858.48 CASH for 1,285,848 shares of Common Stock at $0.01 per share	Control Person over 5%	August 18, 2003		Diane J. Harrison
			Special Board Meeting (see above)
	3,129,052 Treasury shares for services to be rendered		August 18, 2003
			Special Board Meeting (see above)
George Scalf	$12,858.48 CASH for 1,285,848 shares of Common Stock at $0.01 per share	Control Person over 5%	August 18, 2003	11.84%	Diane J. Harrison
			Special Board Meeting (see above)
865511 Ontario Limited (3)	3,129,052 Treasury shares for services to be rendered	Control Person over 5%	August 18, 2003	28.82%
			Special Board Meeting (see above)
(1) Lori Kwoka is a control person of BLW Enterprises LLC
(2) Shares acquired from: The Rogich Communications Group, Leslie Sanders, Robert Bedore, and Diane J. Harrison (former Treasurer).
(3) George Scalf is a control person of 865511 Ontario Limited

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(b) Changes in Control.

The Company knows of no arrangements, including any pledge by any person of securities of the registrant or any of its parents, the operation of which may at a subsequent date result in a change in control of the registrant.

Item 2. Acquisition or Disposition of Assets.

The Company has not acquired or disposed of any significant amount of assets, other than in the course of ordinary business.

Item 3. Bankruptcy or Receivership.

There is no bankruptcy proceeding or receivership proceeding involving the Company.

Item 4. Changes in Registrant's Certifying Account.

There are no changes in the independent accountants providing the audited and/or reviewed financials for the Company.

Item 5. Other Events and Regulation FD Disclosure.

Due to the opportunity presented to the Company to manufacture and market a new white tea beverage, management, after deciding to pursue this opportunity, felt it necessry to change the company name to one more appropriate to the beverage business. On July 30, 2003, the Company held a special meeting of the Shareholders to approve a name change and to install a new slate of officers and directors (see Item 1, above).

In accordance with Nevada law and upon motion duly made and seconded, the name "The International White Tea Company" was approved by over ninety-eight percent (98%) of the shareholders. This name was chosen to reflect the key ingredient in the new product the Company will be manufacturing and marketing. Amended Articles of Incorporation were duly filed with the State of Nevada and are attached hereto as Exhibit 99.1.

The change in direction of the Company to the pursuit of manufacturing and marketing a white tea product was well researched. The following is a management summary of the new direction of the Company.

Mission

The mission of The International White Tea Company ("IWTC") is to revolutionize the soft drink industry by introducing White Tea in the best tasting premium sodas available. The tea industry has just begun to capitalize on the enormous growth opportunities that have emerged from the recent mainstream medical studies that ultimately confirm what Chinese herbalists have been saying for hundreds of years: There is a whole host of health benefits in the antioxidants and polyphenols found throughout the tea plant. The soda industry, on the other hand, continues to be plagued by negative health issues that have led to several of the largest school systems in America ordering the removal of all soda fountains and soda vending machines from their schools. IWTC intends to fully capitalize on this historic opportunity through the production and immediate mass marketing of its "White T" line of sodas, all of which are made with the world's finest White Teas, with two sugar-free flavors. White Tea, which comes from the untreated buds plucked from the top of the tea plant, is the rarest form of tea and has more than three times the antioxidants, polyphenols, and overall health benefits of any other type of tea, including Green Tea.

Item 6. Resignations of Registrant's Directors.

There were no resignations by Directors as a result of disagreements with the Company.

Item 7. Financial Statements and Exhibits.

No financial statements are being filed as a part of this report.

Item 8. Change in Fiscal Year.

There have been no changes in the fiscal year reporting by the Company.

Item 9. Regulation FD Disclosure.

There is no information to be reported by the Company for FD Disclosure.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

The Company has made no changes that would affect the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

N/A.

Item 12. Results of Operations and Financial Condition.

No public announcements or releases have been made by the Company disclosing material non-public information regarding the results of operations or the financial condition of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The International White Tea Company, Registrant
Dated:
9/10/03	/s/ Lori J. Kwoka
Lori J. Kwoka, President, Chief Executive Officer

9/10/03	/s/ Gerald G. Brown
Gerald G. Brown, Treasurer, Chief Financial Officer, Principal Accounting Officer